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                          FORM OF CONSULTING AGREEMENT

              THIS CONSULTING AGREEMENT, made as of the ____ day of _____, 1996, by and between Cornerstone Natural Gas, Inc., a Delaware corporation ("Cornerstone") and Kelcy Warren ("Warren").

              WHEREAS, El Paso Natural Gas Company, a Delaware corporation, The El Paso Company, a Delaware corporation, and Cornerstone have entered into an Agreement and Plan of Merger, dated as of April 20, 1996 (the "Merger Agreement");

              WHEREAS, Warren has served Cornerstone in various capacities since 1985, including serving as President and Chief Operating Officer since 1993;

              WHEREAS, Cornerstone desires to obtain Warren's services as a consultant to Cornerstone, both for his expertise and to provide for a smooth transition; and

              WHEREAS, Warren agrees to be so retained upon the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

              1. Term. Cornerstone hereby agrees to retain Warren as a consultant to Cornerstone and Warren agrees to be so retained by Cornerstone on the terms and conditions set forth below for a period of one year from the date hereof (the "Term").

              2. Services. During the Term, Warren shall perform the services described herein as may reasonably be requested from time to time by the Board of Directors or Chief Executive Officer of Cornerstone in consultation with Warren. Such consulting services shall consist of the rendering of advice with respect to Cornerstone's operations in natural gas gathering, processing and marketing. Warren agrees to make himself available at reasonable times and places not more frequently than an average of four (4) days per month in any calendar quarter (such availability to be limited for example due to illness or vacation) or as may otherwise be mutually agreed between the parties. It is understood that Warren is not expected to be on regular or full time call and
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that Warren's services as a consultant may be rendered by personal consultation at his residence or office or by correspondence through mail, telephone or telecopy or other modes of communications at times, including evenings and weekends, most convenient to him, and that Warren shall not be required to relocate in connection with his services hereunder; provided that he may be required to travel in connection with his services hereunder, but not more than two (2) days in any calendar month.

              3. Compensation. In full consideration for the services to be rendered by Warren to Cornerstone hereunder, Cornerstone shall pay to Warren a fee of $17,791.67 on the first day of each calendar month during the Term. Cornerstone shall reimburse Warren, promptly after receipt of invoices therefor, for all reasonable out-of-pocket expenses incurred by Warren in connection with his service hereunder.

              4. Governing Law. This Consulting Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the principles of conflict of laws thereof.

              5. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Texas or of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Consulting Agreement and the transactions contemplated hereby and agrees not to commence any action, suit or proceeding relating hereto except in such courts, and further agrees that service of any process, summons, notice or document by United States registered or certified mail shall be effective service of process for any action, suit or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to personal jurisdiction and the laying of venue of any action, suit or proceeding arising out of this Consulting Agreement or the transactions contemplated hereby, in the courts of the State of Texas or of the United States of America located in the State of Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead




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or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

              6. Counterparts. This Consulting Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Consulting Agreement.

              IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be duly executed as of the date first written above.


                                        CORNERSTONE NATURAL GAS, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        --------------------------------------
                                        Kelcy Warren





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